August 6, 2024 Universal Technical Institute, Inc. Q3 FY24 Financial Supplement

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will," the negative form of these expressions or similar expressions. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K, in our subsequent Quarterly Reports on Form 10-Q and certain of our current reports on Form 8-K, as well as any amendments thereto, filed with the Securities and Exchange Commission (the “SEC”). In addition, statements that refer to projections of earnings, revenue, costs or other financial items in future periods; anticipated growth and trends in our business or key markets; cost synergies, growth opportunities and other potential financial and operating benefits; future growth and revenues; future economic conditions and performance; anticipated performance of curriculum; plans, objectives and strategies for future operations; and other characterizations of future events or circumstances, and all other statements that are not statements of historical fact are forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements due to a number of factors, including, but not limited to, those set forth under the section entitled “Risk Factors” in our filings with the SEC. Important factors that could affect our actual results include, among other things, failure of our schools to comply with the extensive regulatory requirements for school operations; our failure to maintain eligibility for federal student financial assistance funds; the effect of current and future Title IV Program regulations arising out of negotiated rulemakings, including any potential reductions in funding or restrictions on the use of funds received through Title IV Programs; the effect of future legislative or regulatory initiatives related to veterans’ benefit programs; continued Congressional examination of the for-profit education sector; our failure to maintain eligibility for or the ability to process federal student financial assistance; regulatory investigations of, or actions commenced against, us or other companies in our industry; changes in the state regulatory environment or budgetary constraints; our failure to execute on our growth and diversification strategy, including effectively identifying, establishing and operating additional schools, programs or campuses; our failure to realize the expected benefits of our acquisitions, or our failure to successfully integrate our acquisitions; our failure to improve underutilized capacity at certain of our campuses; enrollment declines or challenges in our students’ ability to find employment as a result of macroeconomic conditions; our failure to maintain and expand existing industry relationships and develop new industry relationships; our ability to update and expand the content of existing programs and develop and integrate new programs in a timely and cost-effective manner while maintaining positive student outcomes; a loss of our senior management or other key employees; failure to comply with the restrictive covenants and our ability to pay the amounts when due under the Credit Agreement; the effect of our principal stockholder owning a significant percentage of our capital stock, and thus being able to influence certain corporate matters and the potential in the future to gain substantial control over our company; the effect of public health pandemics, epidemics or outbreak, including COVID-19, and other risks that are described from time to time in our public filings. Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements. Neither we nor any other person makes any representation as to the accuracy or completeness of these forward-looking statements and, except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements, even if new information becomes available in the future. This presentation also contains estimates and other statistical data made by independent parties, and by us, relating to market size and growth and other data about our industry and our business. This data involves several assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. PAGE 2

Consolidated Q3 2024 Highlights Q3 2024 Revenue $177.5 million Net Income $5.0 million Adjusted EBITDA $18.4 million Diluted Earnings Per Share $0.09 PAGE 3 ■ Delivered Q3 results that met or exceeded expectations for all key metrics. ■ New student starts of 5,567 representing 5.0% growth versus the prior year period, with UTI seeing the impact of timing shifts between June and July which resulted in a 12.5% decline year over year, and Concorde benefiting from timing shifts of clinical start opportunities between the third and fourth quarters, resulting in an increase of 34.8% year over year. ■ Revenue of $177.5 million representing 15.8% growth versus the prior year period, with UTI and Concorde achieving 16.1% and 15.0% growth, respectively. ■ Significant increases in key profitability measures year over year, with a net loss in the prior year period and Adjusted EBITDA increasing by 61%. ■ $149 million of total liquidity (including $33 million of revolver capacity) provides ample available funds for any potential business needs or new opportunities that may arise. ■ Reiterated confidence in previously increased FY2024 guidance ranges, noting Revenue and New Student Starts are trending towards the higher end. ■ The Company also announced 5-year strategic targets with a Revenue CAGR of ~10% and Adjusted EBITDA margin approaching 20% by FY2029. See Company press release dated 8/5/2024

Consolidated Q3 2024 Summary Results ($ in millions) ($ in millions, except for student data) 3 Mos. 6/30/24 3 Mos. 6/30/23 YoY Change 9 Mos. 6/30/24 9 Mos. 6/30/23(2) YoY Change Revenues $177.5 $153.3 15.8% $536.3 $437.1 22.7% Operating expenses $170.0 $152.6 11.4% $503.5 $426.1 18.2% Ed Services $95.3 $88.4 7.8% $285.2 $236.7 20.5% SG&A $74.7 $64.2 16.3% $218.3 $189.3 15.3% Income from operations $7.4 $0.7 $6.8 $32.9 $11.1 $21.8 Net interest and other expense $(0.7) $(1.2) $0.5 $(2.0) $(2.2) $0.2 Income tax (expense) benefit $(1.8) $0.1 $(1.8) $(7.7) $(3.2) $(4.5) Net income (loss) $5.0 $(0.5) $5.5 $23.2 $5.6 $17.5 Adjusted EBITDA(1) $18.4 $11.4 $7.0 $65.5 $45.1 $20.5 Operating cash flow $10.0 $(0.4) $10.4 $18.4 $(4.7) $23.1 Adjusted free cash flow(1) $7.2 $0.4 $6.7 $10.9 $(1.6) $12.4 Capital expenditures $7.0 $10.2 $(3.2) $16.8 $48.8 $(32.1) PAGE 4 1. For a detailed reconciliation of Non-GAAP measures, see slides 16-21. 2. The acquisition of Concorde closed on December 1, 2022. As such, the nine months ended June 30, 2023 only includes seven months of Concorde activity.

Consolidated Statements of Operations Trend

($ in thousands, except EPS)

	3 Mos. 6/30/24	3 Mos. 3/31/24	3 Mos. 12/31/23	12 Mos. 9/30/23[3]	3 Mos. 9/30/23	3 Mos. 6/30/23	3 Mos. 3/31/23	3 Mos. 12/31/22[3]	12 Mos. 9/30/22
Revenues	$ 177,458	$ 184,176	$ 174,695	**$ 607,408**	$ 170,298	$ 153,286	$ 163,820	$ 120,004	**$ 418,765**
Operating expenses:									
Educational services and facilities	95,277	97,488	92,409	**329,870**	93,155	88,377	86,930	61,408	**207,233**
SG&A	74,735	75,496	68,055	**256,139**	66,804	64,246	70,941	54,148	**189,158**
Total operating expenses	$ 170,012	$ 172,984	$ 160,464	**$ 586,009**	$ 159,959	$ 152,623	$ 157,871	$ 115,556	**$ 396,391**
Income from operations	7,446	11,192	14,231	**21,399**	10,339	663	5,949	4,448	**22,374**
Total other expense, net	(689)	(638)	(682)	**(3,312)**	(1,095)	(1,236)	(706)	(275)	**(1,933)**
Income tax (expense) benefit[1]	(1,772)	(2,767)	(3,160)	**(5,765)**	(2,541)	64	(1,763)	(1,525)	**5,407**
Net income (loss)[1]	$ 4,985	$ 7,787	$ 10,389	**$ 12,322**	$ 6,703	$ (509)	$ 3,480	$ 2,648	**$ 25,848**
Preferred stock dividends	—	—	(1,097)	**(5,069)**	(1,278)	(1,263)	(1,251)	(1,277)	**(5,159)**
Income (loss) available for distribution	$ 4,985	$ 7,787	$ 9,292	**$ 7,253**	$ 5,425	$ (1,772)	$ 2,229	$ 1,371	**$ 20,689**
Income allocated to participating securities	$ —	$ —	$ (2,855)	**$ (2,712)**	$ (2,025)	$ —	$ (833)	$ (514)	**$ (7,847)**
Net income (loss) available to common shareholders	$ 4,985	$ 7,787	$ 6,437	**$ 4,541**	$ 3,400	$ (1,772)	$ 1,396	$ 857	**$ 12,842**
Net income (loss) per share, diluted	$ 0.09	$ 0.14	$ 0.17	**$ 0.13**	$ 0.10	$ (0.05)	$ 0.04	$ 0.02	**$ 0.38**
EBITDA[2]	$ 14,842	$ 18,513	$ 21,429	**$ 47,097**	$ 16,848	$ 7,407	$ 12,821	$ 10,021	**$ 38,820**
Total Shares Outstanding (Period End)	53,812	53,801	53,732	**34,075**	34,075	34,151	34,149	33,925	**33,775**
Weighted Average Diluted Shares Outstanding	54,951	54,770	37,439	**34,479**	34,824	34,067	34,553	34,408	**33,743**

1. *Net income for the twelve months ended September 30, 2022 includes an income tax benefit from the reversal of a majority of our valuation allowance.*
2. *For a detailed reconciliation of Non-GAAP measures, see slides 16-21.*
3. *The acquisition of Concorde closed on December 1, 2022. As such, the three months ended December 31, 2022 and the twelve months ended September 30, 2023 only includes one and ten months of Concorde activity, respectively.*

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Consolidated Results of Operations Trend Percent of Revenue 3 Mos. 3 Mos. 3 Mos. 12 Mos. 3 Mos. 3 Mos. 3 Mos. 3 Mos. 12 Mos. 6/30/24 3/31/24 12/31/23 9/30/23(2) 9/30/23 6/30/23 3/31/23 12/31/22(2) 9/30/22 Revenues 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Operating Expenses: Educational services and facilities 53.7% 52.9% 52.9% 54.3% 54.7% 57.7% 53.1% 51.2% 49.5% SG&A 42.1% 41.0% 39.0% 42.2% 39.2% 41.9% 43.3% 45.1% 45.2% Total operating expenses 95.8% 93.9% 91.9% 96.5% 93.9% 99.6% 96.4% 96.3% 94.7% Income from operations 4.2% 6.1% 8.1% 3.5% 6.1% 0.4% 3.6% 3.7% 5.3% Total other expense, net (0.4)% (0.3)% (0.4)% (0.5)% (0.6)% (0.7)% (0.4)% (0.2)% (0.5)% Income tax (expense) benefit(1) (1.0)% (1.5)% (1.8)% (0.9)% (1.5)% —% (1.1)% (1.3)% 1.3% Net income (loss)(1) 2.8% 4.2% 5.9% 2.0% 3.9% (0.3)% 2.1% 2.2% 6.1% Preferred stock dividends —% —% (0.6)% (0.8)% (0.8)% (0.8)% (0.8)% (1.1)% (1.2)% Income (loss) available for distribution 2.8% 4.2% 5.3% 1.2% 3.2% (1.2)% 1.4% 1.1% 4.9% Income allocated to participating securities —% —% (1.6)% (0.4)% (1.2)% —% (0.5)% (0.4)% (1.9)% Net income (loss) available to common shareholders 2.8% 4.2% 3.7% 0.7% 2.0% (1.2)% 0.9% 0.7% 3.1% EBITDA(3) 8.4% 10.1% 12.3% 7.8% 9.9% 4.8% 7.8% 8.4% 9.3% PAGE 6 1. Net income for the twelve months ended September 30, 2022 includes an income tax benefit from the reversal of a majority of our valuation allowance. 2. The acquisition of Concorde closed on December 1, 2022. As such, the three months ended December 31, 2022 and the twelve months ended September 30, 2023 only includes one and ten months of Concorde activity, respectively. 3. For a detailed reconciliation of Non-GAAP measures, see slides 16-21.

Quarterly Trend – Segment Key Metrics

($ in millions, except revenue per student amounts)

	3 Mos. 6/30/24 UTI	3 Mos. 3/31/24 UTI	3 Mos. 12/31/23 UTI	3 Mos. 9/30/23 UTI	3 Mos. 6/30/23 UTI	3 Mos. 6/30/24 Concorde	3 Mos. 3/31/24 Concorde	3 Mos. 12/31/23 Concorde	3 Mos. 9/30/23 Concorde	3 Mos. 6/30/23 Concorde
New student starts	2,916	2,840	2,314	6,500	3,333	2,651	2,640	2,032	3,892	1,967
Y/Y growth/(decline)	(12.5)%	19.6%	17.2%	9.0%	5.3%	34.8%	17.2%	533.0%	—%	—%
Average undergraduate full-time active students	13,041	13,810	14,321	12,883	11,544	8,038	8,506	8,244	8,008	7,050
Average student Y/Y growth/(decline)	13.0%	10.3%	6.0%	1.4%	(4.0)%	14.0%	8.9%	6.6%	—%	—%
Revenue per student	$9,000	$8,900	$8,100	$8,900	$8,700	$7,500	$7,200	$7,200	$6,900	$7,400
Revenues	$117.1	$123.3	$115.4	$115.3	$100.9	$60.3	$60.9	$59.3	$55.0	$52.4
Y/Y growth/(decline)	16.1%	14.7%	9.3%	4.2%	(0.1)%	15.0%	8.2%	311.8%	—%	—%
Income from operations	$14.1	$18.1	$15.1	$14.5	$5.1	$3.7	$3.2	$7.1	$3.1	$1.9
Margin	12.0%	14.7%	13.1%	12.6%	5.1%	6.1%	5.3%	12.0%	5.6%	3.6%
Adjusted EBITDA[1]	$20.7	$24.4	$21.6	$21.5	$12.6	$5.9	$5.4	$8.8	$4.0	$4.0
Adjusted EBITDA margin	17.7%	19.8%	18.7%	18.6%	12.5%	9.8%	8.9%	14.8%	7.3%	7.6%

Note: Corporate results are not included within these metrics as they do not have any student data.

1. *For a detailed reconciliation of Non-GAAP measures, see slides 16-21. .*

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3 Mos. 3 Mos. 3 Mos. 3 Mos. 3 Mos. 3 Mos. 3 Mos. 3 Mos. 6/30/24 6/30/24 6/30/24 6/30/24 6/30/23 6/30/23 6/30/23 6/30/23 UTI Concorde Corporate Consolidated UTI Concorde Corporate Consolidated Revenues $ 117,134 $ 60,324 $ — $ 177,458 $ 100,852 $ 52,434 $ — $ 153,286 Ed Services 57,525 37,752 — 95,277 54,188 34,189 — 88,377 SG&A 45,473 18,856 10,406 74,735 41,571 16,304 6,371 64,246 Total operating expenses 102,998 56,608 10,406 170,012 95,759 50,493 6,371 152,623 Income (loss) from operations 14,136 3,716 (10,406) 7,446 5,093 1,941 (6,371) 663 Net income (loss) 12,673 3,778 (11,466) 4,985 3,752 2,028 (6,289) (509) EBITDA(1) 19,885 5,083 (10,126) 14,842 10,233 3,472 (6,298) 7,407 Adjusted EBITDA(1) 20,693 5,865 (8,147) 18,411 12,569 3,989 (5,112) 11,446 Adjusted EBITDA margin 17.7% 9.8% —% 10.4% 12.5% 7.6% —% 7.5% Segment Results of Operations: Third Quarter ($ in thousands) PAGE 8 1. For a detailed reconciliation of Non-GAAP measures, see slides 16-21.

9 Mos. 9 Mos. 9 Mos. 9 Mos. 9 Mos. 9 Mos. 9 Mos. 9 Mos. 6/30/24 6/30/24 6/30/24 6/30/24 6/30/23 6/30/23 6/30/23 6/30/23 UTI Concorde Corporate Consolidated UTI Concorde Corporate Consolidated Revenues $ 355,831 $ 180,498 $ — $ 536,329 $ 313,985 $ 123,125 $ — $ 437,110 Ed Services 174,993 110,181 — 285,174 158,386 78,329 — 236,715 SG&A 133,526 56,227 28,533 218,286 127,324 37,392 24,619 189,335 Total operating expenses 308,519 166,408 28,533 503,460 285,710 115,721 24,619 426,050 Income (loss) from operations 47,312 14,090 (28,533) 32,869 28,275 7,404 (24,619) 11,060 Net income (loss) 42,886 14,271 (33,996) 23,161 25,277 7,531 (27,189) 5,619 EBITDA(1) 64,253 17,828 (27,297) 54,784 43,481 11,040 (24,272) 30,249 Adjusted EBITDA(1) $ 66,658 $ 20,033 $ (21,144) $ 65,547 $ 50,104 $ 12,307 $ (17,335) $ 45,076 Adjusted EBITDA margin 18.7% 11.1% — % 12.2% 16.0% 10.0% — % 10.3 % Segment Results of Operations: Year-to-Date ($ in thousands) PAGE 9 1. For a detailed reconciliation of Non-GAAP measures, see slides 16-21.

Segment Expense Details: Third Quarter
($ in thousands)

	3 Mos. 06/30/2024 UTI	% of Segment Revenue	3 Mos. 06/30/2024 Concorde	% of Segment Revenue	3 Mos. 06/30/2024 Corporate	% of Consolidated Revenue	3 Mos. 06/30/2024 Consolidated	% of Consolidated Revenue
EDUCATIONAL SERVICES AND FACILITIES EXPENSES:								
Compensation and related costs	$ 31,115	26.6 %	$ 23,653	39.2 %	$ —	— %	$ **54,768**	**30.9 %**
Occupancy Costs	7,558	6.5 %	5,544	9.2 %	—	— %	**13,102**	**7.4 %**
Depreciation and amortization expense	5,651	4.8 %	1,167	1.9 %	—	— %	**6,818**	**3.8 %**
Supplies, maintenance and student expense	7,206	6.2 %	4,075	6.8 %	—	— %	**11,281**	**6.4 %**
Contract service expense	698	0.6 %	501	0.8 %	—	— %	**1,199**	**0.7 %**
Other educational services and facilities expense	5,297	4.5 %	2,812	4.7 %	—	— %	**8,109**	**4.6 %**
Total	**$ 57,525**	**49.1 %**	**$ 37,752**	**62.6 %**	**$ —**	**— %**	**$ 95,277**	**53.7 %**
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:								
Compensation and related costs	$ 23,667	20.2 %	$ 7,929	13.1 %	$ 7,801	4.4 %	$ **39,397**	**22.2 %**
Advertising and marketing costs	13,169	11.2 %	6,067	10.1 %	186	0.1 %	**19,422**	**10.9 %**
Professional and contract service expense	1,760	1.5 %	1,850	3.1 %	3,054	1.7 %	**6,664**	**3.8 %**
Other selling general and administrative expense	6,877	5.9 %	3,010	5.0 %	(635)	(0.4)%	**9,252**	**5.2 %**
Total	**$ 45,473**	**38.8 %**	**$ 18,856**	**31.3 %**	**$ 10,406**	**5.9 %**	**$ 74,735**	**42.1 %**
COMPENSATION AND RELATED COST SUMMARY:								
Salaries, employee benefit and tax expense	$ 50,149	42.8 %	$ 30,426	50.4 %	$ 4,045	2.3 %	$ **84,620**	**47.7 %**
Bonus expense	4,115	3.5 %	1,100	1.8 %	2,467	1.4 %	**7,682**	**4.3 %**
Stock based compensation	518	0.4 %	56	0.1 %	1,289	0.7 %	**1,863**	**1.0 %**
Total compensation and related costs	**$ 54,782**	**46.8 %**	**$ 31,582**	**52.4 %**	**$ 7,801**	**4.4 %**	**$ 94,165**	**53.1 %**

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Segment Expense Details: Year-to-Date
($ in thousands)

	9 Mos. 06/30/2024 UTI	% of Segment Revenue	9 Mos. 06/30/2024 Concorde	% of Segment Revenue	9 Mos. 06/30/2024 Corporate	% of Consolidated Revenue	9 Mos. 06/30/2024 Consolidated	% of Consolidated Revenue
EDUCATIONAL SERVICES AND FACILITIES EXPENSES:								
Compensation and related costs	$ 90,263	25.4 %	$ 69,717	38.6 %	$ —	— %	$ 159,980	**29.8 %**
Occupancy Costs	22,602	6.4 %	16,531	9.2 %	—	— %	39,133	**7.3 %**
Depreciation and amortization expense	16,628	4.7 %	3,179	1.8 %	—	— %	19,807	**3.7 %**
Supplies, maintenance and student expense	25,721	7.2 %	12,287	6.8 %	—	— %	38,008	**7.1 %**
Contract service expense	2,733	0.8 %	1,530	0.8 %	—	— %	4,263	**0.8 %**
Other educational services and facilities expense	17,046	4.8 %	6,937	3.8 %	—	— %	23,983	**4.5 %**
Total	**$ 174,993**	**49.2 %**	**$ 110,181**	**61.0 %**	**$ —**	**— %**	**$ 285,174**	**53.2 %**
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:								
Compensation and related costs	$ 68,348	19.2 %	$ 22,761	12.6 %	$ 20,351	3.8 %	$ 111,460	**20.8 %**
Advertising and marketing costs	40,422	11.4 %	19,199	10.6 %	397	0.1 %	60,018	**11.2 %**
Professional and contract service expense	5,083	1.4 %	5,449	3.0 %	8,575	1.6 %	19,107	**3.6 %**
Other selling general and administrative expense	19,673	5.5 %	8,818	4.9 %	(790)	(0.1)%	27,701	**5.2 %**
Total	**$ 133,526**	**37.5 %**	**$ 56,227**	**31.2 %**	**$ 28,533**	**5.3 %**	**$ 218,286**	**40.7 %**
COMPENSATION AND RELATED COST SUMMARY:								
Salaries, employee benefit and tax expense	$ 146,278	41.1 %	$ 89,559	49.6 %	$ 11,469	2.1 %	$ 247,306	**46.1 %**
Bonus expense	11,032	3.1 %	2,786	1.5 %	4,617	0.9 %	18,435	**3.4 %**
Stock based compensation	1,301	0.4 %	133	0.1 %	4,265	0.8 %	5,699	**1.1 %**
Total compensation and related costs	**$ 158,611**	**44.6 %**	**$ 92,478**	**51.2 %**	**$ 20,351**	**3.8 %**	**$ 271,440**	**50.6 %**

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New Student Starts Details

	3 Mos. 6/30/2024	3 Mos. 3/31/2024	3 Mos. 12/31/2023	3 Mos. 9/30/2023	3 Mos. 6/30/2023	3 Mos. 3/31/2023
Total Segment						
Total New Student Starts	5,567	5,480	4,346	10,392	5,300	4,626
Y/Y growth/(decline)(1)	5.0%	18.5%	—%	—%	—%	—%
UTI Segment						
Total New Student Starts	2,916	2,840	2,314	6,500	3,333	2,374
Y/Y growth/(decline)(2)	(12.5)%	19.6%	17.2%	9.0%	5.3%	4.4%
High School New Student Starts	708	631	640	4,044	1,195	539
Y/Y growth/(decline)	(40.8)%	17.1%	14.3%	6.8%	15.8%	0.2%
Adult New Student Starts	1,586	1,579	1,154	1,919	1,613	1,320
Y/Y growth/(decline)	(1.7)%	19.6%	13.9%	11.0%	(2.9)%	3.7%
Military New Student Starts	622	630	520	537	525	515
Y/Y growth/(decline)	18.5%	22.3%	29.7%	19.3%	11.0%	11.0%
Concorde Segment						
Total New Student Starts	2,640	2,640	2,032	3,892	1,967	2252
Y/Y growth/(decline)(1)(2)	34.8%	17.2%	—%	—%	—%	—%
Core New Student Starts	1,556	1,556	1,375	1,986	1,325	1,384
Y/Y growth/(decline)(1)	20.6%	12.4%	—%	—%	—%	—%
Clinical New Student Starts	1,084	1,084	657	1,906	642	868
Y/Y growth/(decline)(1)	64.0%	24.9%	—%	—%	—%	—%

1. *The acquisition of Concorde closed on December 1, 2022. Therefore, there is no year-over-year comparability for the Total segment and Concorde segment during the earlier periods.*
2. *UTI is seeing the impact of timing shifts between June and July which resulted in a 12.5% decline year over year, and Concorde benefiting from timing shifts of clinical start opportunities between the third and fourth quarters, resulting in an increase of 34.8% year over year.*

PAGE 12

Consolidated Balance Sheet and Cash Flow Summary ($ in thousands) At: 6/30/24 9/30/23 Cash & cash equivalents $ 115,505 $ 151,547 Restricted cash 3,611 5,377 Total current assets 176,565 204,985 PP&E (net) 263,252 266,346 Right-of-use assets for operating leases 164,170 176,657 Goodwill and intangible assets 46,912 47,434 Total assets 706,041 740,685 Operating lease liability – current 22,275 22,481 Long term debt, current portion 2,656 2,517 Total current liabilities 173,761 184,700 Operating lease liability – LT 153,267 165,026 Long-term debt 134,671 159,600 Total liabilities 466,658 514,718 Stockholders’ equity 239,383 225,967 Total liabilities & equity $ 706,041 $ 740,685 9 Mos. 6/30/24 9 Mos. 6/30/23(1) Net cash provided by (used in) operating activities $ 18,361 $ (4,733) Purchase of property and equipment, excluding new campus purchase (16,769) (7,810) Purchase of Orlando, Florida campus buildings and associated land — (26,156) Cash paid for acquisition, net of cash acquired — (16,381) Purchase of held-to-maturity securities, net — 29,000 Net cash used in investing activities (16,508) (36,228) Proceeds from revolving credit facility 36,000 90,000 Payments on revolving credit facility (59,000) — Payment of preferred stock cash dividend (1,097) (2,528) Preferred share conversion (11,503) — Net cash provided by/(used in) financing activities (39,661) 85,048 Change in cash and restricted cash (37,808) 44,087 Ending balance of cash and restricted cash 119,116 114,083 PAGE 13 1. The acquisition of Concorde closed on December 1, 2022. As such, the nine months ended June 30, 2023 only includes seven months of Concorde activity. Note: On December 18, 2023, the Company exercised in full its right of conversion of the Company’s Series A Preferred Stock which resulted in the conversion of all outstanding Series A Preferred shares into 19,296,843 shares of Common Stock.

Earnings Per Share Trend and Guidance

($ in thousands, except EPS)

	Guidance Fiscal 2024 Midpoint	Actual 3 Mos. 6/30/24	Actual 3 Mos. 3/31/24	Actual 3 Mos. 12/31/23	Actual 12 Mos. 9/30/23[1]	Actual 3 Mos. 9/30/23	Actual 3 Mos. 6/30/23	Actual 3 Mos. 3/31/23	Actual 3 Mos. 12/31/22[1]
Net Income (loss)	~$37,000-41,000	$ 4,985	$ 7,787	$ 10,389	$ 12,322	$ 6,702	$ (509)	$ 3,480	$ 2,648
Less: Preferred stock dividend declared	(1,097)	—	—	(1,097)	(5,069)	(1,278)	(1,263)	(1,251)	(1,277)
Net income (loss) available for distribution	~$38,000	4,985	7,787	9,292	7,253	5,424	(1,772)	2,229	1,371
Income allocated to participating securities	(2,855)	—	—	(2,855)	(2,712)	(2,025)	—	(833)	(514)
Net income (loss) available to common shareholders	~$35,000	$ 4,985	$ 7,787	$ 6,437	$ 4,541	$ 3,399	$ (1,772)	$ 1,396	$ 857
Weighted average basic shares outstanding	~49,000	53,805	53,757	36,434	33,985	34,070	34,067	33,999	33,805
Basic income (loss) per common share	~$0.68-0.73	$ 0.09	$ 0.14	$ 0.18	$ 0.13	$ 0.10	$ (0.05)	$ 0.04	$ 0.03
Weighted average basic shares outstanding	~49,000	53,805	53,757	36,434	33,985	34,070	34,067	33,999	33,805
Dilutive effect related to employee stock plans	~1,000	1,146	1,013	1,005	494	754	—	554	603
Weighted average diluted shares outstanding	~50,000	54,951	54,770	37,439	34,479	34,824	34,067	34,553	34,408
Diluted income (loss) per common share	~$0.68-0.73	$ 0.09	$ 0.14	$ 0.17	$ 0.13	$ 0.10	$ (0.05)	$ 0.04	$ 0.02

Note: With the December 18, 2023 conversion of all remaining Series A preferred shares into common shares, the two-class EPS calculation method the Company has employed previously will no longer be applicable. While it was used for Q1 FY2024 and will remain in place for year-to-date calculations to account for the Preferred shares before conversion, the remaining quarters in FY24 and beyond will employ the more traditional basic and diluted EPS methodology.

1. *The acquisition of Concorde closed on December 1, 2022. As such, the three months ended December 31, 2022 and the twelve months ended September 30, 2023 only includes one and ten months of Concorde activity, respectively.*

PAGE 14

Leverage as of 6/30/2024 Current Loan Balances $137.3M LTM EBITDA $84.7 Cash & Cash Equivalents $115.5 Gross Leverage Ratio 1.62x Net Leverage Ratio 0.26x Debt Term Loan: Avondale Campus (Fifth Third Bank) Original Note Amount $31.2M Inception Date 5/12/2021 Rate* Fixed/Float Maturity 7 years Current Note Balance $28.6M Term Loan: Lisle Campus (Valley National Bank) Original Note Amount $38.0M Inception Date 4/14/2022 Rate** Fixed/Float Maturity 7 years Current Note Balance $37.1M Revolver (Fifth Third Bank) Total Capacity $100.0M Inception Date 11/21/2022 Rate*** Float Maturity 3 years Current Loan Balance $67.0M 9/30/2024 proforma leverage calculation is based upon midpoint of the adjusted EBITDA guidance range and projected year-end cash balance, both of which will depend on actual company performance. Note: FY24 proforma cash and debt balances assume partial revolver paydown, though actual use of revolver will continue to be evaluated throughout the year. Any reduction to the outstanding revolver balance would benefit gross leverage but have no impact on net leverage. Leverage Ratios PAGE 15 *Avondale rate is 50% fixed at 3.50% + 50% Floating @ SOFR plus 2% Margin **Lisle rate is 50% fixed at 4.69% + 50% Floating @ SOFR plus 2% Margin ***Revolver rate is floating at SOFR plus 2.10%-2.15% Margin and Spread. See our Quarterly Reports on Form 10-Q for more details Proforma Leverage 9/30/2024 Projected Note Balances ~$120.6M LTM EBITDA - FY24 Guidance midpoint ~$103.0M Cash & Cash Equivalents (projected) ~$150.0M Gross Leverage Ratio ~1.17x Net Leverage Ratio -0.29x

Use of Non-GAAP Financial Information PAGE 16 In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company also discloses certain non-GAAP financial information. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company discloses these non-GAAP financial measures because it believes that they provide investors an additional analytical tool to clarify its results of operations and identify underlying trends. Additionally, the Company believes that these measures may also help investors compare its performance on a consistent basis across time periods. The Company defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation and amortization, adjusted for stock-based compensation expense and items not considered normal recurring operations. The Company defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered normal recurring operations. Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, our adjustments for items that management does not consider to be normal recurring operations include: • Acquisition-related costs: We have excluded costs associated with both potential and announced acquisitions to allow for comparable financial results to historical operations and forward-looking guidance. • Integration-related costs for completed acquisitions: We have excluded integration costs related to business structure realignment and new programs for recent acquisitions to allow for comparable financial results to historical operations and forward-looking guidance. In addition, the nature and amount of such charges vary significantly based on the size and timing of the programs. By excluding the referenced expenses from our non- GAAP financial measures, our management is able to further evaluate our ability to utilize existing assets and estimate their long-term value. Furthermore, our management believes that the adjustment of these items supplements the GAAP information with a measure that can be used to assess the sustainability of our operating performance. • One-time costs associated with new campus openings: During fiscal 2022, we opened new campus locations in Austin, Texas and Miramar, Florida. We continued to incur one-time costs during fiscal 2023 for the campus opening as we completed the build-out of the remaining programs in the new facilities. We disclose any campus adjustments as direct costs (net of any corporate allocations). Outfitting a new campus requires significant facility improvements and modifications, and the purchase of technical equipment and training aids necessary for teaching our programs, the combination of which requires a significant investment by the Company which would not be considered part of normal recurring operations. • Restructuring charges: In December 2023, we announced plans to consolidate the two Houston, Texas campus locations to align the curriculum, student facing systems, and support services to better serve students seeking careers in in-demand fields. As part of the transition, the MIAT-Houston campus, acquired in November 2021, began a phased teach-out in May 2024, and such campus began operating under the UTI brand. MIAT- Houston students who have not completed their programs before their program’s teach-out date may enroll at UTI-Houston to complete their program. Both facilities will remain in use, operated by UTI-Houston post- consolidation. • Costs related to the purchase of our campuses: We lease the majority of our campus locations. Over the past three years due to shifts within the real estate environment, we have been presented with the opportunity to purchase three of our campus locations. These purchases are significant capital expenditures and not considered part of normal recurring operations. To obtain a complete understanding of our performance, these measures should be examined in connection with net income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the SEC. Because the items excluded from these non-GAAP measures are significant components in understanding and assessing our financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss) or net cash provided by (used in) operating activities as a measure of our operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may define and calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure across similarly titled performance measures presented by other companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures is included in the following slides and investors are encouraged to review the reconciliations. Information reconciling forward-looking adjusted EBITDA and adjusted free cash flow to the most directly comparable GAAP financial measure is unavailable to the company without unreasonable effort. The company is not able to provide a quantitative reconciliation of forward-looking adjusted EBITDA or adjusted free cash flow to the most directly comparable GAAP financial measure because certain items required for such reconciliation are uncertain, outside of the company’s control and/or cannot be reasonably predicted, including but not limited to the provision for (benefit from) income taxes. Preparation of such reconciliation would require a forward-looking statement of income and statement of cash flows prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the company without unreasonable effort.

Consolidated Adjusted EBITDA Reconciliation Trend

($ in thousands)

QUARTER-TO-DATE	3 Mos. 6/30/24	3 Mos. 3/31/24	3 Mos. 12/31/23	12 Mos. 9/30/23[9]	3 Mos. 9/30/23	3 Mos. 6/30/23	3 Mos. 3/31/23	3 Mos. 12/31/22[9]	12 Mos. 9/30/22
Net income (loss), as reported[1]	$ 4,985	$ 7,787	$ 10,389	$ 12,322	$ 6,703	$ (509)	$ 3,480	$ 2,648	$ 25,848
Interest expense (income), net	709	757	896	3,795	1,038	1,325	832	600	1,495
Income tax expense (benefit)	1,772	2,767	3,160	5,765	2,541	(64)	1,763	1,525	(5,407)
Depreciation and amortization	7,376	7,202	6,984	25,215	6,566	6,655	6,746	5,248	16,884
EBITDA	$ 14,842	$ 18,513	$ 21,429	$ 47,097	$ 16,848	$ 7,407	$ 12,821	$ 10,021	$ 38,820
Stock-based compensation expense[2]	1,863	2,353	1,482	3,848	33	533	2,113	1,169	4,337
Acquisition-related costs[3]	—	—	—	2,374	56	221	1,322	775	4,239
Integration-related costs for completed acquisitions[4]	1,653	1,696	1,574	8,585	2,200	2,950	1,951	1,484	1,691
One-time costs associated with new campus openings[5]	—	—	—	2,341	32	335	984	990	9,177
Restructuring costs[6]	53	45	43	—	—	—	—	—	—
Intangible asset impairment[7]	—	—	—	—	—	—	—	—	2,000
Facility lease accounting adjustments[8]	—	—	—	—	—	—	—	—	(64)
Adjusted EBITDA, non-GAAP	$ 18,411	$ 22,607	$ 24,528	$ 64,245	$ 19,169	$ 11,446	$ 19,191	$ 14,439	$ 60,200

1. *Net income for the twelve months ended September 30, 2022 includes an income tax benefit from the reversal of a majority of our valuation allowance.*
2. *Starting in fiscal 2023, stock-based compensation expense is included in Adjusted EBITDA. All prior periods have been recast for comparability.*
3. *Costs related to both announced and potential acquisition targets.*
4. *Costs related to integrating the MIAT programs at the UTI campuses and launching Concorde programs that were previously approved by regulatory bodies prior to the acquisition are presented in "Integration-related costs for completed acquisitions." In prior quarters, these costs were presented in a line labeled "Start-up costs for new campuses and program expansion." As the nature of the spend and activity are more aligned to integration, we have updated our presentation and recast the prior year for comparability.*
5. *The Austin, TX and Miramar, FL campuses opened during FY2022. The adjustment reflects one-time opening costs incurred for both campuses.*
6. *On December 5, 2023, UTI announced plans to consolidate the two Houston, Texas campus locations to better align with our business strategy.*
7. *During the fourth quarter of 2022, we completed a branding study and determined that the carrying value of the MIAT trademarks and trade name exceeded its fair value and recorded an intangible asset impairment charge of $2.0 million during the year ended September 30, 2022.*
8. *Lease accounting adjustments from our campus optimization efforts. These are primarily non-cash except for a lease termination payment related to our Orlando campus.*
9. *The acquisition of Concorde closed on December 1, 2022. As such, the three months ended December 31, 2022 and the twelve months ended September 30, 2023 only includes one and ten months of Concorde activity, respectively.*

PAGE 17

Consolidated Adjusted EBITDA Reconciliation Trend

($ in thousands)

YEAR-TO-DATE	9 Mos. 6/30/24	6 Mos. 3/31/24	3 Mos. 12/31/23	12 Mos. 9/30/23[9]	9 Mos. 6/30/23[9]	6 Mos. 3/31/23[9]	3 Mos. 12/31/22[9]	12 Mos. 9/30/22
Net income, as reported[1]	$ 23,161	$ 18,176	$ 10,389	$ 12,322	$ 5,619	$ 6,128	$ 2,648	$ 25,848
Interest expense (income), net	2,362	1,653	896	3,795	2,757	1,432	600	1,495
Income tax expense (benefit)	7,699	5,927	3,160	5,765	3,224	3,288	1,525	(5,407)
Depreciation and amortization	21,562	14,186	6,984	25,215	18,649	11,994	5,248	16,883
EBITDA	**$ 54,784**	**$ 39,942**	**$ 21,429**	**$ 47,097**	**$ 30,249**	**$ 22,842**	**$ 10,021**	**$ 38,820**
Stock-based compensation expense[2]	5,698	3,835	1,482	3,848	3,815	3,282	1,169	4,337
Acquisition-related costs[3]	—	—	—	2,374	2,318	2,097	775	4,239
Integration-related costs for completed acquisitions[4]	4,924	3,271	1,574	8,585	6,385	3,435	1,484	1,691
One-time costs associated with new campus openings[5]	—	—	—	2,341	2,309	1,974	990	9,177
Restructuring costs[6]	141	88	43	—	—	—	—	—
Intangible asset impairment[7]	—	—	—	—	—	—	—	2,000
Facility lease accounting adjustments[8]	—	—	—	—	—	—	—	(64)
Adjusted EBITDA, non-GAAP	**$ 65,547**	**$ 47,136**	**$ 24,528**	**$ 64,245**	**$ 45,076**	**$ 33,630**	**$ 14,439**	**$ 60,200**

1. *Net income for the twelve months ended September 30, 2022 includes an income tax benefit from the reversal of a majority of our valuation allowance.*
2. *Starting in fiscal 2023, stock-based compensation expense is included in Adjusted EBITDA. All prior periods have been recast for comparability.*
3. *Costs related to both announced and potential acquisition targets.*
4. *Costs related to integrating the MIAT programs at the UTI campuses and launching Concorde programs that were previously approved by regulatory bodies prior to the acquisition are presented in "Integration-related costs for completed acquisitions." In prior quarters, these costs were presented in a line labeled "Start-up costs for new campuses and program expansion." As the nature of the spend and activity are more aligned to integration, we have updated our presentation and recast the prior year for comparability.*
5. *The Austin, TX and Miramar, FL campuses opened during FY2022. The adjustment reflects one-time opening costs incurred for both campuses..*
6. *On December 5, 2023, UTI announced plans to consolidate the two Houston, Texas campus locations to better align with our business strategy.*
7. *During the fourth quarter of 2022, we completed a branding study and determined that the carrying value of the MIAT trademarks and trade name exceeded its fair value and recorded an intangible asset impairment charge of $2.0 million during the year ended September 30, 2022.*
8. *Lease accounting adjustments from our campus optimization efforts. These are primarily non-cash except for a lease termination payment related to our Orlando campus.*
9. *The acquisition of Concorde closed on December 1, 2022 impacting comparability for the remaining periods within fiscal 2023.*

PAGE 18

Adjusted EBITDA Reconciliation By Segment

($ in thousands)

QUARTER-TO-DATE	3 Mos. 6/30/24 UTI	3 Mos. 6/30/24 Concorde	3 Mos. 6/30/24 Corporate	3 Mos. 6/30/23 UTI	3 Mos. 6/30/23 Concorde	3 Mos. 6/30/23 Corporate
Net income (loss), as reported	$ 12,673	$ 3,778	$ (11,466)	$ 3,752	$ 2,028	$ (6,289)
Interest expense (income), net	1,469	(62)	(698)	1,361	(87)	51
Income tax expense (benefit)	—	—	1,772	—	—	(64)
Depreciation and amortization	5,743	1,367	266	5,121	1,531	3
EBITDA	$ 19,885	$ 5,083	$ (10,126)	$ 10,234	$ 3,472	$ (6,299)
Stock-based compensation expense[1]	518	56	1,289	280	—	253
Acquisition-related costs[2]	—	—	—	—	—	221
Integration-related costs for completed acquisitions[3]	237	726	690	1,721	517	712
One-time costs associated with new campus openings[4]	—	—	—	335	—	—
Restructuring costs[5]	53	—	—	—	—	—
Adjusted EBITDA, non-GAAP	$ 20,693	$ 5,865	$ (8,147)	$ 12,570	$ 3,989	$ (5,113)

1. *Starting in FY2023, stock-based compensation expense is included in Adjusted EBITDA. All prior periods have been recast for comparability.*
2. *Costs related to both announced and potential acquisition targets*
3. *Costs related to integrating the MIAT programs at the UTI campuses and launching Concorde programs that were previously approved by regulatory bodies prior to the acquisition are presented in "Integration-related costs for completed acquisitions." In prior quarters, these costs were presented in a line labeled "Start-up costs for new campuses and program expansion." As the nature of the spend and activity are more aligned to integration, we have updated our presentation and recast the prior year for comparability.*
4. *The Austin, TX and Miramar, FL campuses opened during FY2022. The adjustment reflects one-time opening costs incurred for both campuses..*
5. *On December 5, 2023, UTI announced plans to consolidate the two Houston, Texas campus locations to better align with our business strategy.*

PAGE 19

Adjusted EBITDA Reconciliation By Segment
($ in thousands)

YEAR-TO-DATE	9 Mos. 6/30/24 UTI	9 Mos. 6/30/24 Concorde	9 Mos. 6/30/24 Corporate	9 Mos. 6/30/23 UTI	9 Mos. 6/30/23[1] Concorde	9 Mos. 6/30/23 Corporate
Net income (loss), as reported	$ 42,886	$ 14,271	$ (33,996)	$ 25,277	$ 7,531	$ (27,189)
Interest expense (income), net	4,446	(181)	(1,903)	3,214	(128)	(329)
Income tax expense (benefit)	—	—	7,699	—	—	3,224
Depreciation and amortization	16,921	3,738	903	14,990	3,637	22
EBITDA	$ 64,253	$ 17,828	$ (27,297)	$ 33,275	$ 7,568	$ (18,001)
Stock-based compensation expense[2]	1,300	133	4,265	1,176	—	2,639
Acquisition-related costs[3]	—	—	—	—	—	2,318
Integration-related costs for completed acquisitions[4]	964	2,072	1,888	3,138	1,267	1,980
One-time costs associated with new campus openings[5]	—	—	—	2,309	—	—
Restructuring costs[6]	141	—	—	—	—	—
Adjusted EBITDA, non-GAAP	$ 66,658	$ 20,033	$ (21,144)	$ 39,898	$ 8,835	$ (11,064)

1. *The acquisition of Concorde closed on December 1, 2022. As such, the nine months ended June 30, 2023 only includes seven months of Concorde activity.*
2. *Starting in FY2023, stock-based compensation expense is included in Adjusted EBITDA. All prior periods have been recast for comparability.*
3. *Costs related to both announced and potential acquisition targets*
4. *Costs related to integrating the MIAT programs at the UTI campuses and launching Concorde programs that were previously approved by regulatory bodies prior to the acquisition are presented in "Integration-related costs for completed acquisitions." In prior quarters, these costs were presented in a line labeled "Start-up costs for new campuses and program expansion." As the nature of the spend and activity are more aligned to integration, we have updated our presentation and recast the prior year for comparability.*
5. *The Austin, TX and Miramar, FL campuses opened during FY2022. The adjustment reflects one-time opening costs incurred for both campuses..*
6. *On December 5, 2023, UTI announced plans to consolidate the two Houston, Texas campus locations to better align with our business strategy.*

PAGE 20

Consolidated Adjusted Free Cash Flow
($ in thousands)

	9 Mos. 6/30/24[4]	9 Mos. 6/30/23[5]
Cash flow provided by operating activities, as reported	$18,361	$(4,733)
Purchase of property and equipment	(16,769)	(48,847)
Free cash flow, non-GAAP	1,592	(53,580)
Adjustments:		
Cash outflow to purchase the Orlando, Florida campus	—	26,156
Cash outflow for acquisition-related costs[1]	—	2,286
Cash outflow for integration-related costs for completed acquisitions[2]	5,204	5,761
Cash outflow for integration-related property and equipment[2]	3,535	8,803
Cash outflow for one-time costs associated with new campus openings[3]	—	2,309
Cash outflow for property and equipment associated with new campus openings[3]	—	6,689
Cash outflow for restructuring costs and property and equipment[4]	540	—
Adjusted free cash flow, non-GAAP	**$10,871**	**$(1,576)**

1. *Costs related to both announced and potential acquisition targets.*
2. *Costs related to integrating the MIAT programs at the UTI campuses and launching Concorde programs that were previously approved by regulatory bodies prior to the acquisition are presented in "Cash outflow for integration-related costs for completed acquisition" and "Cash outflow for integration-related property and equipment." In prior quarters, these costs were presented in a line labeled "Cash outflow for start-up costs for new campuses and program expansion" and "Cash outflow for property and equipment for new campuses and program expansion." As the nature of the spend and activity are more aligned to integration, we have updated our presentation and recast the prior year for comparability.*
3. *The Austin, TX and Miramar, FL campuses opened during FY2022 The adjustment reflects one-time opening costs incurred for both campuses .*
4. *On December 5, 2023, UTI announced plans to consolidate the two Houston, Texas campus locations to better align with our business strategy.*
5. *The acquisition of Concorde closed on December 1, 2022. As such, the nine months ended June 30, 2023 only includes seven months of Concorde activity.*

PAGE 21